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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
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                                    State or Jurisdiction      Ownership
        Name                          of Incorporation         Percentage
        ----                        ---------------------      ----------

Vintage Gas, Inc.                   Oklahoma                       100

Vintage Marketing, Inc.             Oklahoma                       100

Vintage Pipeline, Inc.              Oklahoma                       100

Vintage Petroleum
  International, Inc.               Oklahoma                       100

Vintage Oil Argentina, Inc.
  (formerly BG Argentina, S.A.)     Cayman Islands                 100

Cadipsa S.A.                        Republic of Argentina           97

Vintage Petroleum
  Argentina, Inc.                   Cayman Islands                 100

Vintage Petroleum
  Ecuador, Inc.                     Cayman Islands                 100

Vintage Petroleum Boliviana Ltd.
 (formerly Shamrock Ventures
 (Boliviana) Ltd.)                  Bermuda                        100

VP Argentina, Inc.                  Cayman Islands                 100

Vintage Petroleum Yemen Inc.        Cayman Islands                 100

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